SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)   June 27, 1996
                                                        ----------------

                            Storage Properties, Inc.
                            ------------------------
            (Exact name of registrant as specified in its charter)

         California                   1-10609           95-4209511
         ----------                   -------           ----------
      (State or other juris-        (Commission       (IRS Employer
      diction of incorporation)     File Number)    Identification No.)

      701 Western Avenue, Suite 200, Glendale, California     91203-1241
      ---------------------------------------------------     ----------
           (Address of principal executive office)            (Zip Code)

      Registrant's telephone number, including area code  (818) 244-8080
                                                          --------------

                                    N/A
                                   -----
        (Former name or former address, if changed since last report)

   Item 2.   Acquisition or Disposition of Assets.
             -------------------------------------

         On June 27, 1996, Registrant was merged into Public Storage, Inc. ("PSI") pursuant to an Agreement and Plan of Reorganization dated as of March 4, 1996. In the merger, the Registrant's outstanding Common Stock (3,348,167 shares) was converted as follows: 288,900 shares of the Registrant's Common Stock owned by PSI were cancelled, and the balance of the Registrant's Common Stock (3,059,267 shares) was converted into an aggregate of approximately (i) 822,000 shares of PSI common stock (at the rate of 0.344 shares of PSI common stock for each share of the Registrant's Common Stock) and (ii) $4,801,183 in cash (at the rate of $7.17 per share of the Registrant's Common Stock). The amounts set forth above exclude, in each case, a liquidating cash distribution of $.18 per share of the Registrant's Common Stock.

   Item 7.   Financial Statements and Exhibits.

             (a)   Financial Statements.

                   None.

             (b)   Exhibits.

                   (1) Agreement and Plan of Reorganization between PSI and Registrant dated as of March 4, 1996. Filed with PSI's registration statement on Form S-4 (File No. 333-03749) and incorporated herein by reference.

                               SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      STORAGE PROPERTIES, INC.


                                      By: /S/ DAVID GOLDBERG
                                          -------------------
                                          David Goldberg
                                          Vice President and
                                          General Counsel

   Date:  June 27, 1996